SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – December 22, 2011 (December 16, 2011)

NORTH AMERICAN ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

228 St. Charles Ave., Suite 724, New Orleans, LA 70130

(Address of principal executive offices) (Zip Code)

(504) 561-1151

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the Filings) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrants management as well as estimates and assumptions made by the Registrants management. When used in the filings the words anticipate, believe, estimate, expect, future, intend, plan or the negative of these terms and similar expressions as they relate to the Registrant or the Registrants management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrants Form 10-K entitled Risk Factors) relating to the Registrants industry, the Registrants operations and results of operations and any business that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.02 Termination of a Material Definitive Agreement

On October 28, 2011, North American Energy Resources, Inc. (“NAEY”) and a private seller (“Seller”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) for the acquisition by NAEY of certain onshore and offshore oil and gas fields of Seller. On December 16, 2011 that Asset Purchase Agreement terminated in accordance with its terms.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

By /s/ Clinton W. Coldren

Clinton W. Coldren, Chief Executive Officer

Date: December 22, 2011